ANSLOW & JACLIN, LLP     RICHARD I. ANSLOW
Counselors at Law                        EMAIL: RANSLOW@ANSLOWLAW.COM

                                                      GREGG E. JACLIN
                                         EMAIL: GJACLIN@ANSLOWLAW.COM

January 31, 2007

Combined Opinion and Consent
Cross Atlantic Commodities, Inc.
1282 Camellia Circle
Weston, Florida  33326

Gentlemen:

You have requested our opinion, as counsel for Cross Atlantic
Commodities, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration
Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 5,208,334 shares of common stock issuable in connection with the conversion of promissory notes.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and shall become legally issued, fully paid and non-assessable when the notes are converted and the underlying shares are issued.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:       /s/ Anslow & Jaclin, LLP
          -------------------------
          ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726
Tel: (732)409-1212 Fax: (732) 577-1188